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                                                                    Exhibit 10.2

                              EMPLOYMENT AGREEMENT

         This Agreement is entered into as of January 1, 2004, by and between TelePlus Inc, a California corporation ("TelePlus") (the "Employer"), and Helene Legendre (the "Employee").

1. Employment: Term
   ----------------

         (a) The Employer hereby agrees to employ Employee in the capacity of an executive employee and Employee hereby accepts employment by the Employer upon the terms and conditions hereinafter set forth.

         (b) This Agreement shall become effective on January 1, 2004, and shall continue in full force and effect until March 31, 2008, unless terminated earlier in accordance with the terms herein (the "Initial Term"). Unless either party gives written notice of termination to the other party 30 days prior to the expiration of the Initial Term (and any renewal term thereafter), this Agreement shall automatically be renewed for consecutive one-year terms thereafter.

2. Capacity and Duties.
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         (a) Employee shall be employed by the Employer as its Executive Vice
President Officer and shall be a member of the Board of Directors of TelePlus in connection therewith, subject to the control, supervision and oversight of the Board of Directors of Employer, Employee's responsibility shall be for the supervision of all aspects of the management and operation of Employer's business.

         (b) During the term of this Agreement, Employee shall devote the majority of her business time and efforts to the performance of her duties herein under.

         (c) Employee shall not be required to relocate to outside the greater Los Angeles area.


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3. Compensation.
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         (a) Employee's annual base compensation shall be at the rate of $90,000 per year (the "Base Compensation"), payable in arrears in equal semi-monthly payments (less applicable withholding taxes and customary deductions) during the term hereof or at such other regular periods as the Employer may designate. Employee's Base Compensation shall be reviewed annually by Employer and may be increased, but not decreased, from time to time in the sole discretion of Employer. Such increases, if any, may be in the form of additional Base Compensation or as a bonus.

         (b) In addition to the Base Compensation, Employee shall be entitled to receive a discretionary annual bonus in an amount to be determined solely by the Board, or appropriate Committee of the Board, and based upon the growth and performance of Employer.

4. Expenses.
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         Employee is authorized to incur reasonable expenses for promoting the business of the Employer and in carrying out her duties hereunder. The Employer shall promptly reimburse Employee for all such ordinary and necessary expenses upon the presentation by Employee from time to time of an itemized account of such expenditures documented in accordance with Internal Revenue Service Regulations. Employee shall present an itemized account not less frequently than monthly.

5. Additional Benefits.
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         Employee shall be entitled to the following additional benefits:

         (a) During each 12 months of employment, six weeks paid vacation days taken at such time as Employee may request.

         (b) Paid legal holidays, in accordance with company policies.

         (c) Reasonable health insurance coverage for Employee,

         (d) Any other fringe benefits determined in the sole discretion of Employer.

6. Management Rights.
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         The Board of Directors of Employer, and any successor in interest to
Employer, hereby delegates to and grants Employee and such officers of Employer as may be chosen by Employee, the right to make any and all management decisions with respect to the hiring and firing of employees, marketing and sales of products and all others decisions necessary to run the operations.

7. Termination.
   ------------

         (a) This Agreement shall terminate automatically upon the earliest of
(i) the end of the Initial Term, unless renewed in accordance with the terms hereof, (ii) the death of Employee, or (iii) the inability of Employee to perform all of her duties hereunder by reason of illness, physical, mental or emotional disability or other incapacity, which inability shall continue for more than three successive months or five months in the aggregate during any period of 12 consecutive months. (iiii) conviction of a crime involving a felony, fraud, embezzlement or the like; (iiiii) habitual insobriety or habitual use of a controlled substance; or misappropriation of Employer's funds.


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         (b) Additionally, Employee shall have the right to terminate the
Agreement for cause, defined as: Upon 15 days written notice and reasonable opportunity to cure, the failure of Employer to perform or to observe and comply with any of the material terms or provisions of this Agreement. Additionally, Employee shall have the right to terminate this Agreement for cause, defined as:
(A) upon 15 days written notice and reasonable opportunity to cure, the failure of Employer to perform or to observe and comply with any of the material terms or provisions of this Agreement or the Shareholders Agreement which Employer and Employee are parties

8. Employer Obligation Upon Employee Termination.
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         If Employee is terminated without cause, Employer shall pay Employee all compensation due under Section 1 (b) and Section 3 of the present contract until the termination date and any un-reimbursed expenses due.

9. Miscellaneous Provisions.
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         (a) Any notices pursuant to this Agreement shall be validly given or served if in writing and delivered personally or sent by registered or certified mail, postage prepaid, to the parties at their respective addresses, or transmitted by facsimile to the fax numbers set forth on the last page of this Agreement or such other addresses or fax numbers as to which notice has been given.

         (b) If any provision of this Agreement shall be or become illegal or unenforceable in whole or in part for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and subsisting. If any provision of this Agreement is deemed to be void, illegal or unenforceable as written, then in such event, a court of competent jurisdiction shall be entitled to rewrite such provision so as to give it coverage to the fullest extent permitted by law.

         (c) The waiver by either party of a breach or violation of any provision of the Agreement shall not operate or be construed as a waiver of any subsequent breach or violation thereof.

         (d) This writing represents the entire agreement and understanding of the parties with respect to the subject matter hereof; it may not be altered or amended, except by an agreement in writing.

         (e) This Agreement has been made in the State of California and its validity, performance, and effect shall be determined in accordance with the laws of California.

         (f) The headings of paragraphs in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

         (g) In the event of any litigation brought against Employee relating to Employee's employment with Employer and arising out of the performance of Employee's duties hereunder, provided that Employee is acting within the scope of her authority, Employer shall indemnify and hold harmless Employee from a loss or damages, including reasonable attorneys' fees incurred by Employee arising from such claim.

         (h) If any party brings an action to enforce the terms and conditions of this Agreement, then the prevailing party in any such action shall be entitled to an award of her or its reasonable attorney fees.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day, month and year first above written.

EMPLOYER:                                                   EMPLOYEE:

TELEPLUSPLUS Inc.,
A California corporation
                                                            /s/  Helene Legendre
                                                            ---  ---------------
                                                            Helene Legendre
By: /s/ Claude Buchert
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Claude Buchert
Title: President and Chief Executive Officer


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